SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

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                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): April 13, 2000

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                            HARTMARX CORPORATION
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           (Exact name of Registrant as specified in its charter)


              DELAWARE               1-8501               36-3217140
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           (State or other         (Commission         (I.R.S. Employer
           jurisdiction of          file number)        Identification No.)
          incorporation or
            organization)


            101 NORTH WACKER DRIVE
           CHICAGO, ILLINOIS  60606                              60606
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      (Address of Principal Executive Offices)                 (Zip Code)


  Registrant's Telephone Number, including area code: 312-372-6300


                              (Not Applicable)
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        (Former name or former address, if changed since last year)



ITEM 5.     OTHER EVENTS

AMENDMENT OF RIGHTS AGREEMENT

            On April 13, 2000, the Board of Directors of Hartmarx Corporation ("the Company") approved an amendment and restatement (the "Amendment") of the Rights Agreement, dated December 6, 1995, between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"). The Amendment, among other things, allows Traco International, N.V. ("Traco"), and its affiliates, collectively, to beneficially own up to and including 19.5% of the outstanding Common Stock, $2.50 par value per share, of the Company without triggering the distribution and exercisability of the rights issued pursuant to the Rights Agreement.

            The Amendment also eliminates the provisions requiring the concurrence of the continuing directors for certain actions taken by the Board of Directors under the Rights Agreement (including the redemption of the rights under certain circumstances) and provides that during the six month period following a change of control of the Board of Directors of the Company (resulting in a majority of the Board of Directors being comprised of persons who were not nominated by the Board of Directors in office immediately prior to such election) that occurs within nine months after an unsolicited third party acquisition or business combination proposal, the Rights will only be redeemable by the Board of Directors either (1) if they have followed certain prescribed procedures (as set forth below) or (2) in any other case, provided that, if in any such other case their decision regarding redemption and any acquisition or business combination is challenged as a breach of fiduciary duty of care or loyalty, the directors can establish the entire fairness of such decision without the benefit of any business judgment rule or other presumption.

             The procedures required under clause (1) (above) include: (a) the retention of an independent financial advisor, and the receipt by the Board of Directors of (i) the views of such advisor regarding whether redemption of the rights will serve the best interests of the Company and its stockholders, or (ii) such advisor's statement that it is unable to express such a view, setting forth the reasons therefor; and (b) with respect to any pending acquisition or business combination proposal (i) the implementation by the Board of Directors, with the advice of its independent financial advisor, of a process and procedures which the Board of Directors and such advisor conclude would be most likely to result in the best value reasonably available to stockholders, (ii) receipt of a fairness opinion from such advisor, and the Board of Directors determining, and such advisor confirming, that it has no reason to believe that a superior transaction is reasonably available, and (iii) execution of a definitive transaction agreement.

            The foregoing descriptions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Rights Agreement which is incorporated by reference as an exhibit hereto.



ITEM 7.     EXHIBITS

            Exhibit Number
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                  4.1               Amended and Restated Rights Agreement,
                                    dated as of April 13, 2000, by and
                                    between the Company and First Chicago
                                    Trust Company of New York, as Rights
                                    Agent. Incorporated by reference to the
                                    Company's Amendment to Registration
                                    Statement of Form 8-A/A, filed May 2,
                                    2000.




                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois.

Dated:May 2, 2000

                                    HARTMARX CORPORATION



                                    By: /s/ Taras A. Proczko
                                        -----------------------------
                                        Name:  Taras A. Proczko
                                        Title: Vice President
                                               Corporate Counsel
                                               and Secretary